EXHIBIT 4.6

MONOLITHIC POWER SYSTEMS, INC.

2014 EQUITY INCENTIVE PLAN

1.             Purposes of the Plan. The purposes of this Plan are:

●	to attract and retain the best available personnel for positions of substantial responsibility,

●	to provide additional incentive to Employees, Directors and Consultants, and

●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Restricted Stock Units and Dividend Equivalents.

2.             Definitions. As used herein, the following definitions will apply:

(a)                    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)                   “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition

(c)                    “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(d)                   “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(e)                    “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Performance Units, Restricted Stock Units or Dividend Equivalents.

(f)                    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(g)                   “Board” means the Board of Directors of the Company.

(h)                   “Cause” means the occurrence of any one or more of the following: (i) the Participant’s commission of any felony involving fraud, dishonesty or moral turpitude; (ii) the Participant’s attempted commission of or participation in a fraud or act of dishonesty against the Company that results in (or might have reasonably resulted in) material harm to the business of the Company; (iii) the Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any statutory duty that the Participant owes to the Company; or (iv) the Participant’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company. However, the action or conduct described in clauses (iii) and (iv) above will constitute “Cause” only if such action or conduct continues after the Company has provided the Participant with written notice thereof and thirty (30) days to cure the same. Notwithstanding the foregoing, the definition of Cause (or any analogous term) in an individual written agreement between the Company or any Affiliate and Participant will supersede the foregoing definition with respect to Awards subject to such agreement.

(i)                     “Change in Control” means the occurrence of any of the following events:

(i)     Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)     The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)     A change in the composition of the Board occurring within a two year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)     The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding the foregoing, to the extent payment of any Award would be accelerated due to the Change in Control and such Award constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the event shall not be considered to be a Change in Control under the Plan for purposes of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(j)                     “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(k)                    “Committee” means a committee of Directors (or a subcommittee appointed by the committee of Directors) or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

(l)                     “Common Stock” means the common stock of the Company.

(m)                   “Company” means Monolithic Power Systems, Inc., a Delaware corporation, or any successor thereto.

(n)                   “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(o)                   “Continuous Service” means that Participant’s service with the Company or an Affiliate as a Service Provider is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as a Service Provider or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service. If the entity for which a Participant is rendering services ceases to qualify as an Affiliate, such Participant’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Company, including sick leave, military leave or any other personal leave or (ii) transfers between the Company, an Affiliate, or their successors. A leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement applicable to the Participant, or as otherwise required by law. In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(p)                   “Director” means a member of the Board.

(q)                   “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(r)                    “Dividend Equivalent” means a right to be paid in cash an amount equal to the regular cash dividends declared and paid on a Share that is subject to an unvested or otherwise outstanding Restricted Stock Unit or Performance Unit. A Dividend Equivalent will immediately expire on the issuance of the underlying Shares subject to the Restricted Stock Unit or Performance Unit awards, as well as on the expiration or other forfeiture of the related Restricted Stock Unit or Performance Unit awards.

(s)                    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(t)                    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)                   “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)     In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(v)                   “Fiscal Year” means the fiscal year of the Company.

(w)                  “Freestanding SAR” means a SAR that is granted independently of any Option.

(x)                    “GAAP” means United States generally accepted accounting principles.

(y)                   “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z)                    “Inside Director” means a Director who is an Employee.

(aa)                 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(bb)                 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc)                 “Option” means a stock option granted pursuant to the Plan.

(dd)                 “Optioned Stock” means the Common Stock subject to an Option.

(ee)                 “Outside Director” means a Director who is not an Employee.

(ff)                   “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(gg)                 “Participant” means the holder of an outstanding Award.

(hh)                 “Performance Goals” shall mean any one or more of the following performance goals, either individually or in any combination, applied either to the Company as a whole or to a business group, subsidiary, or other division, either individually or in any combination, and measured on an absolute basis or relative to a pre-established target, to previous years’ or any other period’s results (including results during a prior or current Performance Period), or to a designated comparison group, in each case as specified by the Administrator: (i) revenue, growth in revenue or product revenue; (ii) sales or bookings targets, including product or product family sales or bookings targets; (iii) billings; (iv) market share; (v) stock price performance, including but not limited to growth in the market price of stock, total stockholder return, and return on stockholder equity; (vi) margin, including gross margin, net margin or operating margin; (vii) income, including but not limited to net income, operating income, and operating income after taxes; (viii) profit, including but not limited to operating profit, net operating profit or pre-tax profit; (ix) earnings, including but not limited to earnings per share, net earnings, earnings before interest, taxes and/or depreciation and/or amortization; (x) income, before or after taxes (including net income); (xi) return on assets, capital, operating revenue and/or investments; (xii) expense control and/or cost reductions; (xiii) capital expenditures; (xiv) economic value added; (xv) cash flow, including but not limited to operating cash flow, cash flow per share and cash management; (xvi) improvement in or attainment of working capital levels; (xvii) debt reduction or debt levels; (xviii) contract win, renewal or extension; design win; (xix) delivery and/or design schedule; (xx) milestones in new generation of products or technologies; (xxi) completion of or milestones associated with mergers, acquisitions, strategic investments, restructurings, reorganizations (including entry into term sheets, signing of definitive agreements, closing transactions, funding of investments, and post-closing integration milestones); (xxii) litigation, including litigation outcomes, milestones or management; (xxiii) workforce diversity; (xxiv) customer satisfaction; (xv) other measures of performance selected by the Committee to the extent consistent with Section 162(m); and (xvi) to the extent section 162(m) compliance is not intended, such other measures of performance selected by the Committee.

The Committee may appropriately adjust any evaluation of performance with respect to Performance Goals to exclude certain events that occur during a Performance Period, including (1) to include or exclude restructuring and/or other nonrecurring charges; (2) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to include or exclude the effects of changes to GAAP required by the Financial Accounting Standards Board or to the International Financial Reporting Standard (IFRS); (4) to include or exclude the effects of any statutory adjustments to corporate tax rates; (5) to include or exclude the effects of any “extraordinary items” as determined under GAAP; (6) to include or exclude the effect of payment of bonuses under the bonus plans of the Company; (7) to include or exclude the effect of stock based compensation and/or deferred compensation; (8) to include or exclude any unusual, non-recurring gain or loss or other extraordinary item; (9) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (10) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (11) to include or exclude the effects of divestitures, acquisitions or joint ventures; (12) to include or exclude the effects of discontinued operations that do not qualify as a segment of a business unit under GAAP; (13) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (14) to include or exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders including cash dividends; (15) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (16) to reflect any partial or complete corporate liquidation; (17) to reflect shippable backlog; and (18) to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology.

For the avoidance of doubt, the Committee may use any of the foregoing and/or any additional or different performance goals and may make the foregoing or any other adjustments it chooses with respect to Awards that are not intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

(ii)                    “Performance Period” means the period determined by the Committee in its sole discretion during which performance or other vesting conditions are measured.

(jj)                    “Performance Unit” means an Award granted to a Participant pursuant to Section 9.

(kk)                  “Period of Restriction” means the period during which the transfer of Shares are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ll)                   “Plan” means this 2014 Equity Incentive Plan, as amended from time to time.

(mm)                “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(nn)                 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 10.

(oo)                 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(pp)                 “Section 16(b) “ means Section 16(b) of the Exchange Act.

(qq)                 “Service Provider” means an Employee, Director or Consultant.

(rr)                   “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ss)                  “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a SAR.

(tt)                   “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(uu)                “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

3.          Stock Subject to the Plan.

(a)                   Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued pursuant to Awards under the Plan is 5,500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. All of the Shares available for issuance under the Plan may be issued pursuant to Incentive Stock Options. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares with respect to which the SAR is being exercised, rather than reducing the number of shares available by only the number of Shares issued. Similarly, if the exercise price of an Option is paid by net exercise or by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised.

(b)                  Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Performance Units, Restricted Stock Units or Dividend Equivalents, is forfeited to or repurchased by the Company due to failure to vest, the unexercised, forfeited or repurchased Shares (as applicable) will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares tendered in payment of the exercise or purchase price of an Award, or in satisfaction of tax withholdings, will not be returned to the Plan and will not become available for future distribution under the Plan.

(c)                    Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.          Administration of the Plan.

(a)                    Procedure.

(i)     Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan. The Board or a committee of the Board may delegate authority to grant awards to one or more Officers of the Company in a manner that complies with Applicable Laws.

(ii)     Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, and to the extent required by Section 162(m) of the Code, the Plan will be administered with respect to such Awards by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code; provided, however, that if it is later determined that one or more members of the Committee did not so qualify, actions taken by the Committee shall be valid for all other purposes despite such failure to qualify under Section 162(m).

(iii)     Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3; provided, however, that if it is later determined that such requirements were not satisfied, actions taken by the Administrator shall be valid for all other purposes despite such failure to satisfy Rule 16b-3.

(iv)     Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)                   Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee or by a Committee to another Committee, the Administrator will have the authority, in its discretion:

(i)     to determine the Fair Market Value;

(ii)     to select the Service Providers to whom Awards may be granted hereunder and the type of Awards to be granted;

(iii)     to determine the number of Shares to be covered by, or size of, each Award granted hereunder and the value of Performance Units granted hereunder;

(iv)     to approve forms of Award Agreement for use under the Plan;

(v)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), the right to receive dividends or Dividend Equivalents, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)     to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)     to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii)     to modify or amend each Award (subject to the terms of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards;

(ix)     to determine the manner in which Participants can satisfy withholding tax obligations;

(x)     to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)     to defer, or to allow a Participant to defer, the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xii)     to make all other determinations deemed necessary or advisable for administering the Plan.

(c)                   Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.            Eligibility. Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Restricted Stock Units and Dividend Equivalents may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.             Stock Options.

(a)                    Limitations.

(i)     Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, or such Option otherwise fails to satisfy the requirements to be Incentive Stock Options, such Option will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted (or modified, as applicable).

(ii)     The following limitations will apply to grants of Options for compliance with Code Section 162(m):

(1)     No Service Provider will be granted, in any Fiscal Year, Options to purchase more than 1,000,000 Shares.

(2)     In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,250,000 Shares, which will not count against the limit set forth in Section 6(a)(2)(ii)(1) above.

(3)     The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(4)     If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (1) and (2) above in the manner prescribed by Code Section 162(m).

(b)                   Term of Option. The term of each Option will be stated in the Award Agreement. The term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)                    Option Exercise Price and Consideration.

(i)     Exercise Price. The per share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, subject to the following:

(1)       In the case of an Incentive Stock Option

a)     granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

b)     granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2)       In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator, but will not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)       Notwithstanding the foregoing, Options may be granted with (or adjusted to include) a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in Section 424(a) of the Code.

(ii)     Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)     Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash (including electronic wire transfer); (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(d)                   Exercise of Option.

(i)     Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i)  notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes), with the exercise effective only if the exercise otherwise complies with applicable laws. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse or lawfully recognized domestic partner. Until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (except as otherwise provided in Section 6(e) of the Plan) or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. Except as otherwise provided in Section 6(e) or Section 14 of the Plan, no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

   Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)     Termination of Continuous Service. If a Participant’s Continuous Service terminates (other than upon the Participant’s termination as the result of the Participant’s death or Disability), the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the termination of Participant’s Continuous Service. Unless otherwise provided by the Administrator, if on the date of termination of Participant’s Continuous Service, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination of Participant’s Continuous Service, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by the unexercised portion of such Option will revert to the Plan. The Administrator may provide in the Award Agreement that the Option will terminate immediately on a termination of the Participant’s Continuous Service for Cause.

(iii)     Disability of Participant. If a Participant’s Continuous Service is terminated as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination of Continuous Service (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination of Continuous Service due to Disability. Unless otherwise provided by the Administrator, if on the date of termination of Continuous Service Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination of Continuous Service Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by the unexercised portion of such Option will revert to the Plan.

(iv)     Death of Participant. If a Participant’s Continuous Service terminates as a result of such Participant’s death, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately reverts to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by the unexercised portion of such Option will revert to the Plan.

(e)                   Dividend Equivalents. At the discretion of the Administrator, an Award of Options may provide the Participant with the right to receive Dividend Equivalents, which may be subject to the same restrictions and vesting conditions applicable to such Award. Notwithstanding the foregoing, to the extent Dividend Equivalents are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum amount that may be paid to a Participant with respect to such Dividend Equivalents (that are granted in connection with a given Option Award ) during any one Fiscal Year shall be $10,000,000.

7.          Restricted Stock.

(a)                   Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. For Awards of Restricted Stock that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum number of Shares with respect to which such Awards may be granted to any Service Provider during any Fiscal Year shall be 1,000,000 Shares.

(b)                  Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until Period of Restriction expires and all restrictions on such Shares have lapsed.

(c)                   Transferability. Unless otherwise determined by the Administrator, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)                   Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(i)     General Restrictions. The Administrator may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of Performance Goals or other performance objectives (Company-wide, departmental, or individual), or any other basis determined by the Administrator in its discretion.

(ii)     Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may make the grant of Restricted Stock, or the vesting of Restricted Stock, contingent upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code.

(e)                   Removal of Restrictions. Unless otherwise determined by the Administrator, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. After the grant of a Restricted Stock, the Administrator, in its sole discretion, may reduce or waive any restrictions or performance objectives or other vesting provisions for such Restricted Stock, subject to any applicable limitations imposed under Section 162(m) of the Code.

(f)                   Stockholder Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)                   Dividends. At the discretion of the Administrator, an Award of Restricted Stock may provide the Participant with the right to receive dividends, which may be subject to the same restrictions and vesting conditions applicable to such Award. Notwithstanding the foregoing, to the extent dividends are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum amount that may be paid to a Participant with respect to such dividends (that are granted in connection with a given Restricted Stock Award ) during any one Fiscal Year shall be $10,000,000.

(h)                   Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.          Stock Appreciation Rights.

(a)                   Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b)                   Number of Shares. Subject to the following limitations for compliance with Code Section 162(m), the Administrator will have complete discretion to determine the number of SARs granted to any Service Provider:

(i)     No Service Provider will be granted, in any Fiscal Year, SARs to purchase more than 1,000,000 Shares.

(ii)     In connection with his or her initial service, a Service Provider may be granted SARs to purchase up to an additional 1,250,000 Shares, which will not count against the limit set forth in Section 8(b)(i) above.

(iii)     The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iv)     If a SAR is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled SAR will be counted against the limits set forth in subsections (i) and (ii) above as prescribed under Code Section 162(m).

(c)                    Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option. In addition, the exercise price of Freestanding SARs will not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; provided, however that a SAR may be granted with (or adjusted to include) a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in Section 424(a) of the Code.

(d)                   Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e)                    Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f)                     Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(g)                   SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(h)                   Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to SARs.

(i)                     Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)     The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)     The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(j)                    Stockholder Rights. Unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (except as otherwise provided in Section 8(k)), or any other rights as a stockholder will exist with respect to the SARs, notwithstanding the exercise of the SARs. The Company will issue (or cause to be issued) such Shares promptly after the SAR is exercised, subject to the payment of applicable withholding taxes and compliance with applicable laws. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 8(k) or Section 14 of the Plan.

(k)                   Dividend Equivalents. At the discretion of the Administrator, an Award of SARs may provide the Participant with the right to receive Dividend Equivalents, which may be subject to the same restrictions and vesting conditions applicable to such Award. Notwithstanding the foregoing, to the extent Dividend Equivalents are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum amount that may be paid to a Participant with respect to such Dividend Equivalents (that are granted in connection with a given Stock Appreciation Right Award other than a Tandem SAR Award) during any one Fiscal Year shall be $10,000,000. No Dividend Equivalents will be granted or paid on a Tandem SAR Award.

9.          Performance Units.

(a)                    Grant of Performance Units. Performance Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units granted to each Participant provided, however, that Awards of Performance Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum amount that may be paid with respect to such Awards granted to any Service Provider during any one Fiscal Year shall be $22,000,000.

(b)                    Value of Performance Units. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant, denominated in U.S. dollars.

(c)                    Performance Objectives and Other Terms. Administrator, in its discretion, shall set performance objectives (including objectives based on Performance Goals) or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to the Participants. Each Award of Performance Units shall be evidenced by an Award Agreement that shall specify the Performance Period, if applicable, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(i)     General Restrictions. The Administrator may condition the granting of the Performance Units, or the vesting of the Performance Units, based on continued employment or service with the Company and its affiliates, the achievement of Performance Goals or other performance objectives (Company-wide, departmental, or individual), or any other basis determined by the Administrator in its discretion.

(ii)     Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may condition the granting or vesting of Performance Units on the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d)                  Earning of Performance Units. After the applicable Performance Period has ended, the holder of Performance Units will be eligible to receive a payout of the number of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals, performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit, subject to any applicable limitations imposed under Section 162(m) of the Code.

(e)                   Form and Timing of Payment of Performance Units. Except as otherwise provided in an Award Agreement, payment of earned Performance Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units on the date set forth in the Award Agreement) or in a combination thereof.

(f)                    Cancellation of Performance Units. On the termination of the Participant’s Continuous Service and/or such other date set forth in the Award Agreement, all unearned or unvested Performance Units will be forfeited to the Company, and again will be available for grant under the Plan.

(g)                   Stockholder Rights. Unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Performance Units. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, as applicable, except as provided in Section 14 or Section 9(h) of the Plan or as determined by the Administrator as applicable to the calculation of Performance Goals or other performance criteria.

(h)                  Dividend Equivalents. Dividend Equivalents may be credited in respect of Shares covered by Performance Units, as determined by the Administrator and as contained in the applicable Award Agreement or a separate Award Agreement. Dividend Equivalents will be subject to the same terms and conditions of the underlying Restricted Stock Units or Performance Shares to which they relate, including vesting, performance conditions, forfeiture, and restrictions on transfer or alienation.

10.        Restricted Stock Units.

(a)                   Grant of Restricted Stock Units. Restricted Stock Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant; provided, however, that for Awards of Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum number of Shares with respect to which such Awards may be granted to any Service Provider during any Fiscal Year shall be 1,000,000 Shares.

(b)                   Value of Restricted Stock Units. Each Restricted Stock Unit will have a value equal to the Fair Market Value of one Share.

(c)                   Other Restrictions. The Administrator, in its sole discretion, may impose such restrictions on Restricted Stock Units as it may deem advisable or appropriate.

(i)     General Restrictions. The Administrator may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of Performance Goals or other specific performance objectives (Company-wide, departmental, or individual), or any other basis determined by the Administrator in its discretion.

(ii)     Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. Restricted Stock Units that are subject to Performance Goals are sometimes referred to as Performance RSUs or PRSUs.

(d)                   Earning of Restricted Stock Units. After the applicable vesting period or Performance Period has ended, the holder of Restricted Stock Units will be eligible to receive a payout of the number of Restricted Stock Units earned by the Participant, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions or performance objectives or other vesting provisions for such Restricted Stock Units, subject to any applicable limitations imposed under Section 162(m) of the Code.

(e)                   Form and Timing of Payment of Restricted Stock Units. Except as otherwise provided in an Award Agreement, payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable vesting period or Performance Period. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable vesting period or Performance Period) or in a combination thereof.

(f)                    Cancellation of Restricted Stock Units. On the termination of the Participant’s Continuous Service and/or such other date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

(g)                   Stockholder Rights. Unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (except as otherwise provided in Section 10(h)), or any other rights as a stockholder will exist with respect to the Restricted Stock Units. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, as applicable, except as provided in Section 10(h) and Section 14 of the Plan.

(h)                   Dividend Equivalents. At the discretion of the Administrator, Dividend Equivalents may be credited in respect of Shares covered by a Restricted Stock Units, which may be subject to the same restrictions and vesting conditions applicable to such Award. Notwithstanding the foregoing, to the extent Dividend Equivalents are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum amount that may be paid to a Participant with respect to such Dividend Equivalents (that are granted in connection with a given Restricted Stock Unit Award) during any one Fiscal Year shall be $10,000,000. The terms of any Dividend Equivalents will be contained in the applicable Award Agreement or a separate Award Agreement.

11.        Limitation on Grants to Outside Directors. No Outside Director shall be granted, in the aggregate in any Fiscal Year, Awards having a Fair Market Value in excess of $1,000,000. For the purpose of determining the Fair Market Value for Awards of Options or SARs under this section 11, the $1,000,000 limitation shall be applied by reference to the aggregate exercise price at the date of grant. Notwithstanding the foregoing, the Board or compensation committee of the Board may authorize the granting of Dividend Equivalents in respect of an Award granted to the Outside Directors, provided that the maximum amount that may be paid to an Outside Director with respect to such Dividend Equivalents applicable to a given Award during any one Fiscal Year shall be $500,000.

12.        Leaves of Absence; Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of any leave of absence approved by the Company or transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option. The Administrator reserves the right to unilaterally reduce the speed of vesting of, or the number of Shares or units subject to, an Award if a Participant’s level of regular service is reduced (e.g., a reduction from full-time to part-time status).

13.        Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.        Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)                   Adjustments. If, after the Adoption Date, there is an equity restructuring (within the meaning of FASB Accounting Standards Codification (ASC) 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spin-off, rights offering, or a large, nonrecurring cash dividend (any such equity restructuring, a “Capitalization Adjustment”), the Administrator shall cause there to be made an equitable adjustment to: (i) the number and, if applicable, kind of shares that may be issued under the Plan or pursuant to any type of Award under the Plan, (ii) the Award limits established and approved by stockholders for purposes of Code Section 162(m) and Section 421, (iii) the number and, if applicable, kind of shares subject to outstanding Awards and (iv) as applicable, the exercise or purchase price of any then outstanding Awards. Any fractional shares resulting from a Capitalization Adjustment shall be eliminated. Any Capitalization Adjustment made pursuant to this Section 14(a) shall be conclusive and binding for all purposes of the Plan.

(b)                   Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)                   Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Awards, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse and, to the extent applicable for any kind of Award, all performance goals or other vesting criteria will be deemed achieved at maximum levels and all other terms and conditions met; provided, however, that no such acceleration shall occur to the extent the Administrator determines that an Award constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and such acceleration would cause the Participant to incur additional taxes pursuant to Section 409A. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant that is not required by or a condition of the applicable definitive agreement pursuant to which the Change in Control occurs, then the Participant will fully vest in, and have the right to exercise Options and/or Stock Appreciation Rights as to, all of the Shares subject to the Award, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse and, to the extent applicable for all Awards, all performance goals or other vesting criteria will be deemed achieved at maximum levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Unit or Restricted Stock Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Unit or Restricted Stock Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15.        Tax Withholding.

(a)                   Withholding Requirements. The Company and each of its affiliates shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its affiliates, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

(b)                   Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by, without limitation (i) paying cash, (ii) electing to have the Company or any of its affiliates withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or (iv) electing any other method as may be set forth in the Participant’s Award Agreement. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16.        No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any of its affiliates, nor will they interfere in any way with the Participant’s right or the right of the Company or any of its affiliates to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.        Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.        Term of Plan. The Board approved the Plan on April 22, 2013 (the “Approval Date”) Subject to Section 22 of the Plan, the Plan will become effective as of November 13, 2014. No Awards shall be granted pursuant to this Plan more than 10 years after the effective date of the Plan.

19.        Amendment and Termination of the Plan.

(a)                    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)                   Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)                   Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan or an Award will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided that an amendment or modification that may cause an Incentive Stock Option to become a Nonstatutory Stock Option shall not be treated as adversely affecting the rights of the Participant for purposes of Section 19(c) of the Plan. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.        Conditions Upon Issuance of Shares.

(a)                    Legal Compliance. Shares will not be issued under an Award unless the exercise of such Award (if applicable) and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance. No exercise will be deemed effective unless and until the exercise complies with Applicable Laws.

(b)                   Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.        Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.        Stockholder Approval. The Plan was subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. For future material modifications, such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

23.        No Repricings. Except as otherwise provided in Section 14, the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

As amended on October 22, 2014.

MONOLITHIC POWER SYSTEMS, INC.
Stock Option Grant Notice

Monolithic Power Systems, Inc. (the “Company”), under its 2014 Equity Incentive Plan (the “Plan”), hereby grants to Participant an option (the “Option”) to purchase the number of shares of the Company’s Common Stock set forth below. The Option is subject to all of the terms and conditions as set forth in this notice (the “Grant Notice”), in the Option Agreement and in the Plan, both of which are incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in the Option Agreement and the Plan, the terms of the Plan will control.

Participant:	_____________________________________
Date of Grant:	_____________________________________
Vesting Commencement Date:	_____________________________________
Number of Shares Subject to Option:	_____________________________________
Exercise Price (Per Share):	_____________________________________
Total Exercise Price:	_____________________________________
Expiration Date:	_____________________________________

Type of Grant:	☐ Incentive Stock Option ☐ Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:

The Option will vest over a [#] year period. Subject to Participant’s Continuous Service on each vesting date, this Option will vest as to [#] of the total number of shares of Common Stock subject to the Option [# months] after the Vesting Commencement Date and as to [fraction] of the total number of shares subject to this Option each month thereafter. Any fractional share will be rounded down to the nearest whole share.

Payment:	By one or a combination of the following items:

●	By cash, check, bank draft, electronic funds or wire transfer, or money order payable to the Company

●	Pursuant to a Regulation T Program (also called “broker assisted exercise”), if the Common Stock is publicly traded and to the extent permitted by the Company

●	By a “net exercise” arrangement, but only if this Option is a Nonstatutory Stock Option and if permitted by the Company at exercise

●	By delivery of already owned shares, if permitted by the Board at exercise

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Option Agreement, the Plan and the prospectus for the Plan. As of the Date of Grant, this Notice, the Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award, with the exception, if applicable, of (i) the written employment agreement or offer letter agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, or, if applicable instead, the severance benefit plan then in effect and applicable to Participant and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting the Option, Participant consents to receive documents governing the Option by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company from time to time.

* * *

MONOLITHIC POWER SYSTEMS, INC.		PARTICIPANT:

By:		By:
	Signature		Signature

Title:		Title:
Date:		Date:

Attachments: Option Agreement, 2014 Equity Incentive Plan

Monolithic Power Systems, Inc.
Option Agreement

Pursuant to your Stock Option Grant Notice (the “Grant Notice”) and this Option Agreement (this “Option Agreement”), Monolithic Power Systems, Inc. (the “Company”) has granted you an option (the “Option”) under its 2014 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice.

1.     Vesting. The Option will vest as provided in your Grant Notice. Vesting will cease, in all events, on the termination of your Continuous Service after taking into account any acceleration that occurs on your termination.

2.     Number of Shares and Exercise Price. The number of shares of Common Stock subject to the Option and the exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments as provided in the Plan.

3.     Exercise Restriction for Non-Exempt Employees. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your Option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise the Option as to any vested portion prior to such six (6) month anniversary in the case of (i) your death or Disability or (ii) a Change in Control.

4.     Method of Payment. You must pay the full amount of the exercise price for the shares of Common Stock subject to the Option that you wish to exercise. If permitted in your grant notice, you may pay the exercise price through one or more of the following:

(a)     Provided that at the time of exercise the Common Stock is publicly traded, using a program developed under Regulation T, as provided by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise,” “same day sale” or “sell to cover.”

(b)     If the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable on exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must submit an additional payment to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

(c)     If permitted by the Board at the time of exercise, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise the Option (or any vested portion thereof), will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise the Option (or any exercisable portion thereof) by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

5.     Whole Shares. You may exercise the Option (or any vested portion thereof) only for whole shares of Common Stock.

6.     Compliance with Laws. In no event may you exercise the Option (or any vested portion thereof) unless the shares of Common Stock issuable on exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act and compliant with all applicable laws. The exercise of the Option (or any vested portion thereof) also must comply with all other applicable laws and regulations governing the Option. You may not exercise the Option (or any vested portion thereof) if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treasury Regulations Section 1.40l(k)-1(d)(3), if applicable).

7.     Term. You may not exercise the Option before the Date of Grant or after the expiration of the term of the Option. The term of the Option expires, subject to the provisions of the Plan, on the earliest of the following:

(a)     immediately on the termination of your Continuous Service for Cause;

(b)     three (3) months after the termination of your Continuous Service for any reason other than for Cause, your Disability or your death (except as otherwise provided in Section 9(d) below); however, if during any part of such three (3) month period the Option is not exercisable solely because doing so would violate the registration requirements under the Securities Act, the Option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service; provided further, that if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant and (iii) you have vested in a portion of the Option at the time of your termination of Continuous Service, the Option will not expire until the earlier of (A) the later of (1) the date that is seven (7) months after the Date of Grant, and (2) the date that is three (3) months after the termination of your Continuous Service, and (B) the Expiration Date;

(c)     twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 7(d) below);

(d)     twelve (12) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

(e)     the Expiration Date indicated in your Grant Notice; or

(f)     the day before the tenth (10th) anniversary of the Date of Grant.

If the Option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the date that is three (3) months before the date of the Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of the Option under certain circumstances for your benefit but cannot guarantee that the Option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you exercise the Option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

8.     Exercise.

(a)     You may exercise the vested portion of the Option during its term by (i) delivering a Notice of Exercise (in a form designated by the Company), or making the required electronic election with the Company’s electronic platform (e.g., Equity Edge) or designated broker (e.g., E*Trade), and (ii) paying the exercise price and any applicable withholding taxes to the Company’s stock plan administrator, or to such other person as the Company may designate, together with such additional documents as the Company may then require.

(b)     By exercising the Option you agree that, as a condition to any exercise of the Option, you must enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of the Option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise or (iii) the disposition of shares of Common Stock acquired on such exercise.

(c)     If the Option is an Incentive Stock Option, by exercising the Option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued on exercise of the Option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred on exercise of the Option.

9.     Transferability. The Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a)     Certain Trusts. On receiving written permission from the Board or its duly authorized designee, and only if doing so does not violate Code Section 409A, the incentive stock option rules (if applicable) and applicable securities laws, you may transfer the Option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the Option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b)     Domestic Relations Orders. On receiving written permission from the Board or its duly authorized designee, and only if doing so does not violate Code Section 409A, the incentive stock option rules (if applicable) and applicable securities laws, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer the Option pursuant to the terms of a court approved domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-l(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to contact the Company’s Corporate Secretary regarding the proposed terms of any division of the Option prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If the Option is an Incentive Stock Option, the Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(c)     Beneficiary Designation. On receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise the Option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise the Option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

10.     Option not a Service Contract. The Option is not an employment or service contract, and nothing in the Option, the Grant Notice, this Option Agreement or the Plan will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in the Option, the Grant Notice, this Option Agreement or the Plan will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

11.     Withholding Obligations.

(a)     At the time you exercise the Option, in whole or in part, and at any time thereafter as the Company requests, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with the exercise of the Option.

(b)     You may not exercise the Option unless the tax withholding obligations of the Company and any Affiliate are satisfied. Accordingly, you may not be able to exercise the Option when desired even though the Option is vested, and the Company will have no obligation to issue a certificate for shares of Common Stock unless such obligations are satisfied.

12.     Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the Option or your other compensation. In particular, you acknowledge that the Option is exempt from Section 409A only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the Option.

13.     Notices. Any notices provided for in the Option, this Option Agreement, the Grant Notice or the Plan will be given in writing and will be deemed effectively given on receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and the Option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting the Option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.     Governing Plan Document. The Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In addition, the Option (and any compensation paid or shares issued under the Option) is subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or for a “constructive termination” (or similar term) under any agreement with the Company.

15.     S-8 Stock Plan Prospectus; Window Policy. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time

16.     Effect on Other Employee Benefit Plans. The value of the Option will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify or terminate any of the Company’s or any Affiliate’s employee benefit plans.

17.     Voting Rights. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to the Option until such shares are issued to you. On such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in the Option, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

18.     Severability. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

19.     Miscellaneous.

(a)     The rights and obligations of the Company under the Option will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)     You agree on request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Option.

* * *

This Option Agreement, together with any appendix attached hereto that addresses local or foreign legal requirements, will be deemed to be signed by you on the signing by you of the Grant Notice to which it is attached.

Attachment: Foreign Laws
(if applicable)

Nature of Grant. In accepting this Option, you acknowledge that:

1.

The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement.

2.

The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past.

3.	All decisions with respect to future option grants, if any, will be at the sole discretion of the Company.

4.

Your participation in the Plan does not create a right to further employment with your employer or additional time in service with the Company or any of its affiliates, and shall not interfere with the ability of your employer to terminate your employment relationship (or the ability of the Company or its affiliates to terminate any other service relationship) at any time with or without cause. The Option will not be interpreted to form an employment contract or relationship with the Company, your employer, or any subsidiary or affiliate of the Company.

5.	You are voluntarily participating in the Plan.

6.

The Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or your employer, and is outside the scope of your employment or service contract, if any. The Option is not part of your normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or your employer.

7.

The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty. If the underlying shares of Common Stock do not increase in value, the Option will have no value. If you purchase the shares of Common Stock subject to this Option, the value of those shares of Common Stock may increase or decrease.

8.

In consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or shares of Common Stock purchased through exercise of the Option resulting from termination of Optionee’s employment or other service with the Company or the Employer (for any reason whatsoever) and Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, despite the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Option Agreement, Optionee shall be deemed irrevocably to have waived Optionee’s entitlement to pursue such claim.

9.

On the termination of your employment or service, your right to vest in the Option will terminate effective as of the date that you are no longer actively employed or otherwise providing service and will not be extended by any notice period mandated under the local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law). Furthermore, on the termination of employment or service, your right to exercise the Option, if any, will be measured by the date of termination of your active employment or service and will not be extended by any notice period mandated under local law. The Company shall have the exclusive discretion to determine when you are no longer actively employed or rendering services for purposes of this Option.

Data Privacy. In accepting this Option:

1.

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, the Company and its subsidiaries and affiliates for the purpose of implementing, administering and managing your participation in the Plan, as well as for the purpose of the Company’s compliance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which requires certain public companies to calculate and disclose on an annual basis the ratio of the median of the annual total compensation of all employees of an issuer as compared to the annual total compensation of its chief executive officer (the “CEO Pay Ratio”).

2.

You understand that the Company and your employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan and complying with the CEO Pay Ratio (“Data”).

3.

You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing your participation in the Plan and for compliance with the CEO Pay Ratio. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan and as is necessary for compliance with the CEO Pay Ratio. You understand that you may, at any time, view the Data, request additional information about the storage processing of the Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

Monolithic Power Systems, Inc.
Restricted Stock Unit Grant Notice
2014 Equity Incentive Plan

Monolithic Power Systems, Inc. (the “Company”) hereby awards to Participant the number of restricted stock units (“RSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (the “Notice”), the 2014 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement (the “Award Agreement”), both of which are attached hereto and incorporated in their entirety. Capitalized terms not explicitly defined in this Notice but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of RSUs:

Vesting Schedule:

The Award vests as to [fraction] of the RSUs (rounded down to the nearest whole RSU) [# of months] after the Vesting Commencement Date, with the balance vesting as to [fraction] of the RSUs (rounded down to the nearest whole RSU) every [# months] thereafter, subject to Participant’s Continuous Service with the Company through each such vesting date. Each installment of RSUs that vests hereunder is a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2).

Issuance Schedule:	Subject to any change on a Capitalization Adjustment, one share of Common Stock will be issued for each RSU that vests at the time set forth in the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Notice, the Award Agreement, the Plan and the prospectus for the Plan. As of the Date of Grant, this Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award, with the exception, if applicable, of (i) the written employment agreement or offer letter agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, or, if applicable instead, the severance benefit plan then in effect and applicable to Participant and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this Award, Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

MONOLITHIC POWER SYSTEMS, INC.		PARTICIPANT:

By:		By:
	Signature		Signature

Title:		Title:
Date:		Date:

Also Provided:	Award Agreement, 2014 Equity Incentive Plan, Prospectus

Monolithic Power Systems, Inc.

2014 Equity Incentive Plan

Restricted Stock Unit Agreement

Monolithic Power Systems, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) that is subject to its 2014 Equity Incentive Plan (the “Plan”), the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”), for the number of Restricted Stock Units indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

1.     Grant of the Award. The Award represents your right to be issued on a future date one share of Common Stock for each Restricted Stock Unit that vests.

2.     Vesting. Your Restricted Stock Units will vest as provided in the Grant Notice. Vesting will cease on the termination of your Continuous Service. Any Restricted Stock Units that have not yet vested will be forfeited on the termination of your Continuous Service.

3.     Adjustments to Number of RSUs & Shares of Common Stock.

(a)     The Restricted Stock Units subject to your Award will be adjusted for Capitalization Adjustments, as provided in the Plan.

(b)     Any additional Restricted Stock Units and any shares, cash or other property (including Dividend Equivalents) that become subject to the Award will be subject, in a manner determined by the Board, to the terms of the Award, including the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares covered by your Award.

(c)     You have no rights to be issued any fractional share of Common Stock or cash in lieu of such fractional share under this Award. Any fraction of a share will be rounded down to the nearest whole share.

(d)     Each Restricted Stock Unit has associated with it one Dividend Equivalents. If and when a Restricted Stock Unit vests, and the underlying Share is issued, the Company will promptly pay you, in a single lump sum cash payment on the date the Share is issued, the regular cash dividends that have been declared and paid between the Date of Grant and the date the Share is issued. If your Restricted Stock Units never vest or are otherwise forfeited, your corresponding Dividend Equivalents will immediately expire on the expiration or other forfeiture of the related Restricted Stock Units – and you will not be entitled to any payout of regular cash dividends in respect of those forfeited Restricted Stock Units. Your Dividend Equivalents will immediately expire on the issuance of the underlying Shares subject to the Restricted Stock Units that have vested – that is, no additional regular cash dividends that are declared or paid after that date will accrue for those newly vested shares. Instead, your rights to receive any regular cash dividends will be solely as a Company stockholder. Your rights on the Dividend Equivalents are subject to all of the same terms and conditions as apply to your underlying Restricted Stock Units in respect of which these Dividend Equivalents are granted.

1.

4.     Securities Law Compliance. You will not be issued any Common Stock underlying the Restricted Stock Units or other shares with respect to your Restricted Stock Units unless either (i) the shares are registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive shares underlying your Restricted Stock Units if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.     Transferability. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of any portion of the Restricted Stock Units or the shares in respect of your Restricted Stock Units. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse on delivery to you of shares in respect of your vested Restricted Stock Units.

(a)     Death. Your Restricted Stock Units are not transferable other than by will and by the laws of descent and distribution. At your death, your executor or administrator of your estate will be entitled to receive, on behalf of your estate, Common Stock or other consideration under this Award.

(b)     Domestic Relations Orders. If you receive written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration under your Restricted Stock Units, in accordance with a domestic relations order or official marital settlement agreement that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss with the Company’s General Counsel the proposed terms of any such transfer prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement. The Company is not obligated to allow you to transfer your Award in connection with your domestic relations order or marital settlement agreement.

6.     Date of Issuance.

(a)     The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. As a result, the shares will be issued no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

2.

(b)     If the Company determines that it is necessary to comply with applicable tax laws, the shares will be issued no later than December 31 of the calendar year in which the shares are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

7.     Dividends. You will receive no benefit or adjustment to your Restricted Stock Units with respect to any cash dividend, stock dividend or other distribution except as provided in the Plan with respect to a Capitalization Adjustment. Please see Section 3(d) regarding Dividend Equivalents.

8.     Restrictive Legends. The Common Stock issued with respect to your Restricted Stock Units will be endorsed with appropriate legends determined by the Company.

9.     Award not a Service Contract. Your Continuous Service is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of your Restricted Stock Units or the issuance of the shares subject to your Restricted Stock Units), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer on you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

10.     Withholding Obligations.

(a)     On each vesting date, and on or before the time you receive a distribution of the shares underlying your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Specifically, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); (iii) permitting or requiring you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Restricted Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) subject to the approval of the independent members of the Board, withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your Restricted Stock Units with a fair market value (measured as of the date shares of Common Stock are issued to you) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

3.

(b)     Unless the Withholding Taxes of the Company and/or any Affiliate are satisfied, the Company will have no obligation to deliver to you any Common Stock.

(c)     If the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

11.     Unsecured Obligation. Your Award is unfunded, and as a holder of vested Restricted Stock Units, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you. On such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

12.     Notices. Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given on receipt or, in the case of notices delivered by the Company to you, five days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.     Miscellaneous.

(a)     The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)     You agree on request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

4.

(c)     You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)     This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)     All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

14.     Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment on a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting officers and directors to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

15.     Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

16.     Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

17.     Amendment. Any amendment to this Agreement must be in writing, signed by a duly authorized representative of the Company. The Board reserves the right to amend this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, interpretation, ruling, or judicial decision.

5.

18.     Compliance with Section 409A of the Code. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). However, if this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made on the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled dates and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

19.     No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

6.

 Monolithic Power Systems, Inc.
Performance Stock Unit Grant Notice
2014 Equity Incentive Plan

Monolithic Power Systems, Inc. (the “Company”) hereby awards to Participant the number of Performance Stock Units (“PSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Performance Stock Unit Grant Notice (the “Notice”), the 2014 Equity Incentive Plan (the “Plan”) and the Performance Stock Unit Agreement (the “Award Agreement”), both of which are attached hereto and incorporated in their entirety. Capitalized terms not explicitly defined in this Notice but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of PSUs:

Vesting Schedule:	See Exhibit A

Issuance Schedule:	Subject to any change on a Capitalization Adjustment, one share of Common Stock will be issued for each PSU that vests at the time set forth in the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Notice, the Award Agreement, the Plan and the prospectus for the Plan. As of the Date of Grant, this Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award, with the exception, if applicable, of (i) the written employment agreement or offer letter agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, or, if applicable instead, the severance benefit plan then in effect and applicable to Participant and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this Award, Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

MONOLITHIC POWER SYSTEMS, INC.		PARTICIPANT:

By:
	Signature		Signature

Title:		Date:
Date:

Also Provided:	Award Agreement, 2014 Equity Incentive Plan, Prospectus

Monolithic Power Systems, Inc.

2014 Equity Incentive Plan

Performance Stock Unit Agreement

Monolithic Power Systems, Inc. (the “Company”) has awarded you a Performance Stock Unit Award (the “Award”) that is subject to its 2014 Equity Incentive Plan (the “Plan”), the Performance Stock Unit Grant Notice (the “Grant Notice”) and this Performance Stock Unit Agreement (the “Agreement”), for the number of Performance Stock Units indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

1.     Grant of the Award. The Award represents your right to be issued on a future date one share of Common Stock for each Performance Stock Unit that vests.

2.     Vesting. Your Performance Stock Units will vest as provided in the Grant Notice. Vesting will cease on the termination of your Continuous Service. Any Performance Stock Units that have not yet vested will be forfeited on the termination of your Continuous Service.

3.     Adjustments to Number of PSUs & Shares of Common Stock.

(a)     The Performance Stock Units subject to your Award will be adjusted for Capitalization Adjustments, as provided in the Plan.

(b)     Any additional Performance Stock Units and any shares, cash or other property (including Dividend Equivalents) that become subject to the Award will be subject, in a manner determined by the Board, to the terms of the Award, including the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Performance Stock Units and shares covered by your Award.

(c)     You have no rights to be issued any fractional share of Common Stock or cash in lieu of such fractional share under this Award. Any fraction of a share will be rounded down to the nearest whole share.

(d)     Each Performance Stock Unit has associated with it one Dividend Equivalents. If and when a Performance Stock Unit vests, and the underlying Share is issued, the Company will promptly pay you, in a single lump sum cash payment on the date the Share is issued, the regular cash dividends that have been declared and paid between the Date of Grant and the date the Share is issued. If your Performance Stock Units never vest or are otherwise forfeited, your corresponding Dividend Equivalents will immediately expire on the expiration or other forfeiture of the related Performance Stock Units – and you will not be entitled to any payout of regular cash dividends in respect of those forfeited Performance Stock Units. Your Dividend Equivalents will immediately expire on the issuance of the underlying Shares subject to the Performance Stock Units that have vested – that is, no additional regular cash dividends that are declared or paid after that date will accrue for those newly vested shares. Instead, your rights to receive any regular cash dividends will be solely as a Company stockholder. Your rights on the Dividend Equivalents are subject to all of the same terms and conditions as apply to your underlying Performance Stock Units in respect of which these Dividend Equivalents are granted.

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4.     Securities Law Compliance. You will not be issued any Common Stock underlying the Performance Stock Units or other shares with respect to your Performance Stock Units unless either (i) the shares are registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive shares underlying your Performance Stock Units if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.     Transferability. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of any portion of the Performance Stock Units or the shares in respect of your Performance Stock Units. For example, you may not use shares that may be issued in respect of your Performance Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse on delivery to you of shares in respect of your vested Performance Stock Units.

(a)     Death. Your Performance Stock Units are not transferable other than by will and by the laws of descent and distribution. At your death, your executor or administrator of your estate will be entitled to receive, on behalf of your estate, Common Stock or other consideration under this Award.

(b)     Domestic Relations Orders. If you receive written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration under your Performance Stock Units, in accordance with a domestic relations order or official marital settlement agreement that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss with the Company’s General Counsel the proposed terms of any such transfer prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement. The Company is not obligated to allow you to transfer your Award in connection with your domestic relations order or marital settlement agreement.

6.     Date of Issuance.

(a)     The issuance of shares in respect of the Performance Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. As a result, the shares will be issued no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

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(b)     If the Company determines that it is necessary to comply with applicable tax laws, the shares will be issued no later than December 31 of the calendar year in which the shares are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

7.     Dividends. You will receive no benefit or adjustment to your Performance Stock Units with respect to any cash dividend, stock dividend or other distribution except as provided in the Plan with respect to a Capitalization Adjustment. Please see Section 3(d) regarding Dividend Equivalents.

8.     Restrictive Legends. The Common Stock issued with respect to your Performance Stock Units will be endorsed with appropriate legends determined by the Company.

9.     Award not a Service Contract. Your Continuous Service is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of your Performance Stock Units or the issuance of the shares subject to your Performance Stock Units), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer on you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

10.     Withholding Obligations.

(a)     On each vesting date, and on or before the time you receive a distribution of the shares underlying your Performance Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Specifically, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); (iii) permitting or requiring you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Performance Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) subject to the approval of the independent members of the Board, withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your Performance Stock Units with a fair market value (measured as of the date shares of Common Stock are issued to you) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

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(b)     Unless the Withholding Taxes of the Company and/or any Affiliate are satisfied, the Company will have no obligation to deliver to you any Common Stock.

(c)     If the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

11.     Unsecured Obligation. Your Award is unfunded, and as a holder of vested Performance Stock Units, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you. On such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

12.     Notices. Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given on receipt or, in the case of notices delivered by the Company to you, five days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.     Miscellaneous.

(a)     The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

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(b)     You agree on request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)     You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)     This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)     All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

14.     Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment on a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting officers and directors to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

15.     Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

16.     Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

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17.     Amendment. Any amendment to this Agreement must be in writing, signed by a duly authorized representative of the Company. The Board reserves the right to amend this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, interpretation, ruling, or judicial decision.

18.     Compliance with Section 409A of the Code. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). However, if this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made on the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled dates and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

19.     No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

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[EXHIBIT A1

Performance-Based Vesting Condition: [insert]. The period of time between the Vesting Commencement Date and the Last Eligible Performance Date is the “Performance Period”.

Time-Based Vesting Condition: For all Performance Units that satisfy the Performance-Based Vesting Condition by the conclusion of the Performance Period, such Performance Units will be subject to time-based vesting over the [ ]-year period beginning on the Vesting Commencement Date, with [ ] of the total number of such Performance Units vesting on the date the Board certifies actual performance against the Performance-Based Vesting Conditions, and [ ] of the total number of such Performance Units vesting on the last day of each calendar quarter thereafter, so that such Performance Units are fully vested on [ ] (such period, the “Time-Based Vesting Period”). The Time-Based Vesting Condition is contingent on the Participant’s continuing to be a Service Provider on each vesting date.]

Treatment on a Change in Control:

If a Change in Control occurs prior to the Board’s determination of achievement against the Performance-Based Vesting Conditions, then the Board will

●

(A) review actual performance against the Performance-Based Vesting Conditions, (B) determine the percentage of achievement (the “Achievement %”) against the Performance-Based Vesting Conditions based on actual performance through the last business day prior to the closing of the Change in Control (to the extent measurable), and (C) multiply the Achievement % by the Target Number of Performance Units subject to this Award to determine the total number of Performance Units under this Award that have been deemed to satisfy the Performance-Based Vesting Conditions (the “Credited Units”); and

●

calculate the vesting of the Credited Units with respect to the Time-Based Vesting Condition, to be equal to the portion of the Credited Units determined by multiplying (A) the Credited Units by (B) a fraction, (i) the numerator is the number of days that have elapsed between the Vesting Commencement Date and the last business day prior to the closing of the Change in Control, and (ii) the denominator of which is the total number of days in the Time-Based Vesting Period.

1 Exhibit A remains subject to review and update by the Board.

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